Exhibit 10f

                ST. JOSEPH LIGHT & POWER COMPANY
             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

       (As Amended and Restated Effective January 1, 1999)

     ST. JOSEPH LIGHT & POWER COMPANY (the "Company") hereby amends and restates, effective January 1, 1999, the St. Joseph
Light & Power Company Supplemental Executive Retirement Plan (the
"Plan") for selected employees of the Company as follows:

     SECTION 1. PURPOSE. The purpose of this Plan is to provide through a nonqualified arrangement a supplemental retirement benefit plan to designated key employees who contribute to the success of the Company as an incentive for such employees to remain in the employ of the Company. This Plan amends and restates, effective January 1, 1999, the St. Joseph Light & Power Company Supplemental Executive Retirement Plan as adopted on September 21, 1988, as amended (the "Prior Plan") pursuant to the power of amendment reserved to the Company under Section 9.04 thereof. Except to the extent otherwise provided in Section 9.04 of the Prior Plan, the rights of Participants in the Prior Plan who become Participants in this Plan shall be determined pursuant to the terms of this Plan without regard to the Prior Plan.

     SECTION 2. DEFINITION. In addition to the terms defined above, the following words and phrases shall have the meanings specified below when capitalized:

     2.01. COMPENSATION for a month means (i) a Participant's base salary or wages (excluding overtime) paid during the month, plus (ii) any amount awarded to the Participant under the Management Annual Bonus Plan or the Officers' Annual Bonus Plan and paid during the month.

     2.02. BASIC RETIREMENT PLAN means the St. Joseph Light & Power Company Restated Pension Plan for Non-Bargaining Employees, as amended from time to time; and, in the case of John A. Stuart, Jr., it also means his qualified pension plan from Pacific Gas & Electric Company.

     2.03. BOARD means the Board of Directors of the Company.

     2.04. FINAL PAY means the monthly average of the Compensation paid to a Participant during the thirty-six (36) consecutive full calendar months out of the sixty (60) consecutive full calendar months immediately preceding or ending with the Participant's termination of employment (whether such termination is due to retirement, death, disability or otherwise) which produces the highest average, multiplied by twelve. If a Participant has not been employed by the Company for a period of thirty-six (36) consecutive full calendar months immediately preceding or ending with his termination, the Participant's Final Pay shall be the product of (a) the total amount of salary or wages (excluding overtime) plus any amount awarded to the Participant under the Management Annual Bonus Plan or the Officers' Annual Bonus Plan divided by the total number of full calendar months in which the Participant was employed, and (b) twelve.
     2.05. PARTICIPANT means an employee of the Company selected by the Board to participate in the Plan as described in Section
3. 2.06. QUALIFIED SPOUSE BENEFIT means an annuity payable in monthly installments for the life of the Participant with either 50%, 66 2/3%, 75% or 100% of such amount payable after the Participant's death in monthly installments to the Participant's Spouse if such Spouse survives the Participant.

     2.07. SPOUSE means the legally married husband or wife of the Participant as of the date benefits commence to the Participant under the Plan; except that for purposes of Section 6, Spouse means the husband or wife to whom the Participant has been legally married throughout the one (1) year period ending upon the Participant's date of death.

     2.08. YEARS OF SERVICE shall be calculated in full years and fractions of a year, rounded up to the nearest full month.

     2.09. NORMAL RETIREMENT AGE means age 65.

     SECTION 3. PARTICIPATION. Key employees of the Company who are making or who are expected to make substantial contributions to the success of the Company, as selected by the Board in its sole discretion, shall be eligible to participate in the Plan. Once an employee becomes a Participant, his participation in the Plan may be terminated only as provided under Section 7.

     SECTION 4. BENEFITS.

     4.01. SUPPLEMENTAL RETIREMENT BENEFIT. Upon the termination of a Participant's employment with the Company, the Participant shall be entitled to receive hereunder from the Company a monthly pension, commencing as of the last day of the month coinciding with or next following the later of (a) the Participant's 55th birthday, or (b) the date the Participant's employment terminates, and continuing for the Participant's lifetime. The amount of the Participant's monthly pension shall, after the applicable limitations set forth in Section 4.03 have been applied, be the greater of the Participant's "Normal Benefit" or the Participant's "Grandfathered Benefit." The Participant's Normal Benefit shall be the product of (a) 3% of the Participant's Final Pay divided by 12, and (b) his Years of Service, subject to the limitations set forth in Section 4.03. The Participant's Grandfathered Benefit shall be the amount to which the Participant would have been entitled had the Participant terminated employment on December 31, 1998, calculated, except as noted in the following sentence, as if the Plan's terms in effect on December 31, 1998, remained in effect (including the limitations under Section 4.03 in effect on December 31, 1998). For purposes of calculating a Participant's Grandfathered Benefit, any base salary or wages (excluding overtime, bonuses and any other form of extra compensation) paid to the Participant in December of 1998 shall be included.

     4.02. FORM AND TIME OF PAYMENTS. The pensions computed under
Section 4.01 hereof shall be paid to the Participant on or about the same time and in the same form (a single-life annuity or a Qualified Spouse Benefit) as the Participant's pension under the Basic Retirement Plan. In the case of a pension paid hereunder in the forrn of a Qualified Spouse Benefit, no reduction shall be made to reflect a 50% survivor benefit; and, in the case of a pension paid in the form of a 66 2/3%, 75% or 100% joint survivor annuity, any actuarial reduction shall be based on, and giving credit for, the fact there is no reduction for a 50% election. (In most cases, the combined effect of this provision and Section
4.03 below for longer service Participants will be that there will be no reduction from a single-life annuity for election of a 66 2/3%, 75% or 100% joint survivor annuity.)

     4.03. LIMITATIONS. Notwithstanding anything contained in this Plan to the contrary, the amount of a Participant's Normal Benefit, when added to the amount paid to the Participant under the Basic Retirement Plan and the amount received by the Participant as an old age benefit (excluding amounts available for a spouse or dependent) under Title II of the Social Security Act shall not exceed 70% ofthe Participant's Final Pay. This limitation shall not apply to a Participant's Grandfathered Benefit. Instead, the limitation in effect under this Section on December 31, 1998, shall apply to a Participant's Grandfathered Benefit. Any amount payable subsequent to a Participant's death to the Participant's Spouse shall be adjusted to reflect the limitations under this Section. Any increases, however, in such old age benefits or Basic Retirement Plan benefits made on account of increases in the cost of living after the commencement of benefits hereunder shall not be taken into account hereunder. A Participant shall use his best efforts to provide the Company with a statement of his monthly old age benefits at the time he begins to receive them.

     4.04. IMPUTING SOCIAL SECURITY NORMAL RETIREMENT OLD AGE BENEFITS FOR PARTICIPANTS HAVING REACHED NORMAL RETIREMENT AGE. For purposes of Section 4.03, a Participant, whose employment by the Company has terminated, who has reached Normal Retirement age and who has not provided the Company with a statement of his monthly old age benefits, shall be deemed to receive old age benefits to which he is entitled under Title II of the Social Security Act as of the first date of his Normal Retirement on which he could commence to receive such benefits ("Normal Retirement Old Age Benefits") without regard to whether such Participant has applied for or commenced to receive such benefits, and the amount of such Normal Retirement Old Age Benefits shall be reasonably estimated by the Company until such Participant shall provide to the Company satisfactory evidence that such benefits have commenced and the amount thereof. Any change in the amount of benefits payable hereunder on account of any difference between the amount of such Normal Retirement Old Age Benefits as estimated by the Company pursuant to the preceding sentence and the amount of such Normal Retirement Old Age Benefits determined to be actually payable upon presentation of evidence thereof to the Company shall be made prospectively only, with no adjustment for any such difference for periods prior to the presentation of such evidence. For a Participant choosing to receive benefits under the Plan prior to his Normal Retirement Age, no old age benefit under Title II of the Social Security Act shall be taken into account for purposes of the limitation of Section 4.03 until Normal Retirement Age is reached or until the Participant actually commences receipt of an old age benefit under Title II of the Social Security Act.

     SECTION 5. DISABILITY. Notwithstanding any provision of this Plan to the contrary, if a Participant who is determined to be totally and permanently disabled and entitled to retirement benefits under the Basic Retirement Plan terminates employment, he shall be entitled to receive benefits calculated in accordance with Section 4. For purposes of Section 4.01, the Participant shall be credited Years of Service during the period beginning with the date of his termination of employment due to total and permanent disability and ending with the date that the long-term disability benefits from a plan sponsored by the Company cease. Payment of benefits under this Section 5 shall commence as of the later of (i) the last day of the month next following the date the Participant's long-term disability benefits (under Plans sponsored or purchased by the Company) cease and (ii) the date payments commence to the Participant under the Basic Retirement Plan.

     SECTION 6. PRE-RETIREMENT DEATH BENEFITS. If a Participant who is fully vested in his accrued benefit under the Basic
Retirement Plan dies prior to the date on which benefits commence under this Plan, a monthly benefit shall be payable to the Participant's Spouse, if any, for the life of such Spouse as follows:

(a) If the Participant dies after attaining age fifty-five (55), the amount of such monthly benefit, commencing as of the last day of the month following the Participant's death, shall be fifty percent (50%) of the monthly amount that would have been paid to the Participant under Section 4 if his retirement date were the date of his death and he had elected for his benefits to be paid in the form of a 50% Qualified Spouse Benefit.

(b) If the Participant dies prior to attaining age fifty-five
(55), the amount of such monthly benefit, commencing as of the last day of the month following the date on which the Participant would have attained age fifty-five (55) had he survived, shall be fifty percent (50%) of the monthly amount that would have been paid to the Participant under Section 4 had he survived to age 55, elected to immediately retire and elected for his benefits to be paid in the form of a 50% Qualified Spouse Benefit. For purposes of this subsection (b), Participant shall be credited Years of Service from date of death until the time he would have reached age 55.

If a Participant dies before becoming fully vested in his accrued benefits under the Basic Retirement Plan or without a Spouse, no benefits shall be paid under this Section 6.

     SECTION 7. TERMINATION FOR CAUSE. Notwithstanding any provisions of this Plan to the contrary, if the Board determines that a Participant's employment with the Company has been properly terminated due to the Participant's "Serious Misconduct," the Company (acting by resolution adopted by a majority of the directors then members of the Board) may elect to terminate the rights and obligations of the Company and such Participant hereunder by written notice to the Participant. "Serious Misconduct" shall mean embezzlement or misappropriation of corporate funds, other acts of dishonesty, significant activities harmful to the reputation of the Company, willful refusal to perform the duties properly assigned to the Participant or significant violation of any statutory or common law duty of loyalty to the Company.

     SECTION 8. PLAN ADMINISTRATION.

     8.01. ADMINISTRATOR. The Board shall administer this Plan and cause to be kept records of individual Participant benefits. The Board shall have full power and authority to administer and interpret this Plan (including the determination of an individuals's eligibility for benefits and the amount of those benefits, if any), to adopt and review rules relating to this Plan, and to make any other determinations for the administration of this Plan.

     Subject to the terms of this Plan, the Board shall (i) select the employees eligible to become Participants, and (ii) settle claims arising hereunder.

     8.02. LEGAL COUNSEL AND ADVISORS. The Board may employ such counsel, accountants, actuaries, and other agents as it shall deem advisable in connection with this Plan. The Company shall pay the compensation of such counsel, accountants, actuaries, and other agents and any other expense incurred by the Board in the administration of this Plan.

     8.03. CLAIMS PROCEDURE. Benefits shall be payable automatically when due without a written application by the Participant or beneficiary. Notwithstanding the foregoing, any application for benefits by a Participant or beneficiary submitted to the Board shall constitute a claim. In any instance where such a claim is denied in whole or in part by the Board, its decision shall be submitted in writing to the Participant or beneficiary setting forth the following:

     (a)  basis for denial of claim;

     (b)  plan provision on which denial is based;

     (c) description of any additional information required of the Participant or beneficiary; and

     (d) an explanation of the procedures for reviewing claims under this Plan. Upon receipt of a denial of a claim by the Participant or beneficiary, an appeal requesting further review may be submitted to the Board within sixty (60) days. Upon receipt of a request for review, the Board will render a decision within a reasonable time thereafter.

     SECTION 9. MISCELLANEOUS PROVISIONS.

     9.01. NO GUARANTEE OF EMPLOYMENT. Subject to the rights of Participants under this Plan, nothing contained in this Plan shall be deemed to give any Participant the right to be retained in the employment of the Company or to interfere with the right of the Company to discharge any Participant at any time regardless of the effect which such discharge shall have upon him as a Participant under this Plan.

     9.02. NATURE OF COMPANY'S OBLIGATIONS. Nothing in this Plan shall be interpreted as requiring any Employer to set aside any of its assets for the purpose of funding its obligations under this Plan. No person entitled to benefits under this Plan shall have any right, title or claim in or to any specific assets of the Company, but shall have the right only as a general creditor of the Company to receive benefits on the terms and conditions provided herein. Notwithstanding the foregoing, any obligation of the Company under this Plan shall be offset by any payments to the Participant or other person from any trust or other funding medium established by the Company for the purpose of providing the benefits of this Plan.

     9.03. RIGHTS NON-ASSIGNABLE. It is a condition of the Plan, and all rights of each Participant and any other person entitled to benefits hereunder shall be subject thereto, that no right or interest of any Participant or such other person in the Plan shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but riot by way of limitation, execution, levy, garnishrnent, attachrnent, pledge or bankruptcy, but excluding rights or interests arising by reason of death or mental incompetency, and no right or interest of any Participant or other person in the Plan shall be liable for, or subject to, any obligation or liability of such Participant or other person, including claims for alimony or the support of any spouse or child.

     9.04. AMENDMENT AND TERMINATION. The Company reserves the right at any time and from time to time, by action of the Board, to terminate, modify, or amend, in whole or in part, any or all the provisions of this Plan, including specifically the right to make any such amendments effective retroactively. In addition, the Company may amend or modify any provision of this Plan as to any particular Participant by agreement with such Participant, provided that such agreement is in writing, is executed by both the Company and the Participant, and is filed with the records of this Plan. The provisions of any amendment or modification made by agreement between a Participant and the Company shall apply only to the Participant so agreeing and no other. In no event shall any amendment, modification or termination of this Plan reduce the amount of, or otherwise adversely affect the right of any Participant or any other person claining benefits in respect of the Participant to receive, any benefit to which such Participant or other person would be entitled upon the Participant's attainment of the applicable age under the terms of this Plan as in effect on the date of such amendment, modification or termination.

     9.05. CONSTRUCTION. It is the Company's intention that this Plan be a plan that is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201, 301 and 401 of ERISA and 29 C.F.R. 2520.104-23.
This Plan shall be governed by and interpreted and enforced in accordance with the laws of the State of Missouri.

     9.06. GENDER AND PLURALS. Wherever used in the Plan, words of the masculine gender shall include both the masculine and feminine gender, and, unless the context requires otherwise, words in the singular shall include words in the plural, and vice-versa.

     SECTION 10. CHANGE OF CONTROL.

     10.01. DEFINITION OF CHANGE OF CONTROL. For the purpose of this Agreement, a "change of control" of the Company shall be deemed to have taken place if:

     (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 1 3(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 20 percent or more of the then outstanding shares of Common Stock (the "Outstanding Common Stock"); provided that the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i),
(ii) and (iii) of subsection (3) of this Section 10.01 shall be satisfied; and provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20 percent or more of the Outstanding Common Stock by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change of Control;

     (2) individuals who, immediately after the Company's 1994 Annual Meeting of Shareholders, constitute the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director subsequent to the date of the Company's 1994 Annual Meeting of Shareholders whose election, or nomination for election by the company's shareholders, was approved by the vote of at least 66-2/3 percent of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

     (3) approval by the shareholders of the Company of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation,
(i) more than 60 percent of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and more than 60 percent of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Common Stock immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Common Stock, (ii) no Person other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20 percent or more of the Outstanding Common Stock) beneficially owns, directly or indirectly, 20 percent or more of the then outstanding shares of common stock of such corporation or 20 percent or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board of directors providing fort such reorganization, merger or consolidation; or

     (4) approval by the shareholders of the Company of (i) a plan of complete liquidation or dissolution of the Company or
(ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) more than 60 percent of the then outstanding shares of common stock thereof and more than 60 percent of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock, (B) no Person other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, 20 percent or more of the Outstanding Common Stock beneficially owns, directly or indirectly, 20 percent or more of the then outstanding shares of common stock thereof or 20 percent or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of director and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

     10.02. EFFECT OF CHANGE OF CONTROL. In the event of a Change of Control, the following provisions shall apply as of the date of such Change of Control:

 (a) For purposes of Section 4. 1, each Participant shall be credited with an additional 3 Years of Service, provided that Years of Service in excess of 25 shall not be taken into account.

 (b) For purposes of Section 4. l, a Participant's Final Pay shall not be less than his Final Pay would have been had his termination of employment occurred on the date of the Change of Control.

 (c) Section 7 shall cease to be of any force or effect.

     Section 11. SUCCESSORS AND ASSIGNS. This Plan shall be binding upon the Company and inure to the benefit of the Participants and their beneficiaries, personal representatives, heirs and legatees. The Company may not assign its duties and obligations hereunder except to another corporation in connection with a merger or consolidation of the Company with, or a sale of substantially all the Company's assets to, such other corporation, and the Company shall not enter into or be a party to any such transaction unless such other corporation expressly assumes in writing the duties and obligations of the Company hereunder. The Company agrees that the rights of Participants and their beneficiaries cannot be realized if limited to actions in law and agrees that each Participant, beneficiary or personal representative thereof has the right to enforce any provision of this Plan in a court of equity by means of an action for specific performance, an injunction or other appropriate equitable relief.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed on this 1st day of December, 1998.

                                ST. JOSEPH LIGHT & POWER COMPANY

                                By: /s/ Terry F. Steinbecker
                                        Terry F. Steinbecker
                                        President

ATTEST:

/s/ Gary L. Myers
    Gary L. Myers
    Secretary